Execution Copy
AMENDED AND RESTATED AGREEMENT AND GENERAL RELEASE
     Amended and Restated Agreement and General Release (the “Agreement”) made, at New York, New York, as of June 19, 2007, by and between International Fight League, Inc., with offices located at 424 West 33rd Street, Suite 650, New York, New York 10001 (the “Company”), and Salvatore A. Bucci, who is domiciled at 160 Cobbler Lane, Southbury, Connecticut 06488-4655 (“Executive”; and each of the Company and the Executive, a “Party”, and collectively, the “Parties”).
     WHEREAS, Executive is employed by the Company as Executive Vice President and Chief Financial Officer and Treasurer and also serves as a director of the Company; and
     WHEREAS, Executive and the Company have entered into an Agreement and General Release, dated as of April 2, 2007 (“Original Agreement and General Release”) regarding the conclusion of Executive’s employment by the Company and the process for the orderly transition of Executive’s separation from employment by the Company; and
     WHEREAS, the Parties desire to amend and restate the Original Agreement and General Release, as set forth below.
     NOW, THEREFORE, IT IS AGREED THAT:
     1. Separation.
          (a) Executive hereby voluntarily and irrevocably tenders, and the Company hereby accepts, Executive’s resignation as an employee and officer of the Company effective at the close of business on September 30, 2007 (the “Separation Date”). Notwithstanding the immediately preceding sentence, upon the Company’s written request, Executive shall resign as an employee and officer of the Company and of its subsidiaries and affiliates on any date prior to the Separation Date selected by the Company (the “Earlier Separation Date”), effective as of the date specified in such notice.
          (b) Executive shall continue to serve as a director of (i) the Company until the conclusion of the Company’s annual stockholders meeting on June 28, 2007, and (ii) the Company’s subsidiaries and affiliates through the Separation Date (or the Earlier Separation Date, if applicable) unless, at his option, he elects to resign from such positions.
          (c) Until the Separation Date (or the Earlier Separation Date, if applicable), Executive will fully and faithfully discharge his duties as an officer and director of the Company and of its subsidiaries and affiliates, and shall comply with this Agreement.
          (d) Executive agrees that Executive will not be reemployed by the Company, and Executive will not knowingly accept, apply for, or otherwise seek employment with the Company or its subsidiaries, affiliates, successors, assigns, or related companies at any time.
          (e) During the period beginning on April 1, 2007 through and including September 30, 2007, regardless of whether the Executive’s resignation shall have become effective before September 30, 2007, the Company shall: (x) continue to pay Executive his regular gross salary, at the annualized rate of (1) $200,000 (i.e., $16,667 per month), less applicable federal, state and local taxes and other appropriate payroll deductions, and in accordance with prevailing Company payroll practices for the period of April 1, 2007 through June 30, 2007, and (2) $240,000 (i.e., $20,000 per month), less applicable federal, state and local taxes and other appropriate payroll deductions, and in accordance with prevailing Company payroll practices for the period of July 1, 2007 through September 30, 2007; (y) to the extent Executive regularly received this amount from the Company before the date of this Agreement, continue to reimburse Executive the amount of $329.82 per month for an existing privately acquired disability insurance policy covering Executive; and (z) to the extent Executive was entitled to such reimbursement from the Company before the date of this Agreement, for all reasonable out-of-pocket expenses incurred by Executive in connection with the performance of Executive’s duties and obligations, including, but not limited to reimbursement of $250.00 per month for Executive’s cell phone and data plans; provided, that, in the case of clauses (y) and (z), the Company’s obligation is conditioned upon Executive providing reasonable documentation for each such payment.
          (f) In addition to the payments set forth in Section 1(e) above and Section 6(a) below, the Company shall pay Executive on June 29, 2007, a lump sum special payment, not otherwise owed to Executive, in the gross amount of Sixty Thousand Dollars and No Cents ($60,000.00), less applicable federal, state and local taxes and other appropriate payroll deductions.
          (g) The Company shall also make a one-time payment of Ten Thousand Dollars and No Cents ($10,000.00) on June 29, 2007 directly to Executive’s law firm, McCarter & English LLP, as payment for legal services provided to Executive in connection with this Agreement and the Original Agreement and General Release.
     2. Exclusive Payments. Executive acknowledges and agrees that the Company has paid to Executive all of Executive’s wages, commissions, bonuses, and accrued vacation pay, and that the Company owes Executive no other wages, commissions, bonuses, vacation pay, employee benefits, equity-based compensation, or other compensation or payments of any kind or nature, other than as provided in this Agreement.
     3. Certain Representations, Warranties and Covenants.
          (a) Executive covenants and agrees that on or before the Separation Date (or the Earlier Separation Date, if applicable), he will return to the Company any and all documents, software, equipment (including, but not limited to, computers and computer-related items), Company credit cards, and all other materials or other things in Executive’s possession, custody, or control which are the property of the Company, including, but not limited to, any Company identification, keys, and the like, wherever such items may have been located; as well as all copies (in whatever form thereof) of all materials relating to Executive’s employment, or obtained or created in the course of his employment, with the Company.
          (b) Executive hereby represents that, other than those materials Executive will return to the Company pursuant to Paragraph 3(a) above, Executive has not copied or caused to be copied, and has not printed-out or caused to be printed-out, any software, computer disks, or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to the Company, and that Executive will not do so. Executive further represents that Executive has not retained and will not retain in his possession any software, documents or other materials in machine or other readable form, which are the property of the Company, originated with the Company, were obtained or created in the course of Executive’s employment, or relate to employment with the Company, other than copies of the items set forth on Schedule A, annexed hereto and made part hereof, relied on by him in the discharge of his duties as Chief Financial Officer of the Company in support of the public filings made by the Company under his certification, which shall be deemed “Confidential Information” and be subject to the requirements of Section 10 below.
          (c) Executive represents, warrants and acknowledges that he is aware of his obligations under applicable federal and state securities laws by virtue of his current office and directorship of the Company, and that, during the remaining term of his employment by the Company and thereafter, he shall comply with all such obligations, including without limitation, his use, awareness and possession of material non-public information and the Company’s Insider Trading Policy, as in effect on the date hereof and the Separation Date (or, the Earlier Separation Date, if applicable).
     4. Transition. Executive covenants and agrees that he will use his best efforts to cooperate with the Company to achieve, prior to the Separation Date (or the Earlier Separation Date, if applicable), an effective and orderly transition of his duties and responsibilities to such employee(s) or person(s) as the Company in its sole discretion may designate, including, but not limited to, by promptly and fully responding to all inquiries, following all instructions of the Board of Directors or the Chief Executive Officer of the Company concerning any matters involving the Company and within the purview of his employment responsibilities. Executive agrees, upon request reasonably made by the Board of Directors or the Chief Executive Officer of the Company, to execute all such documents and take all such actions and steps as the Company reasonable deems necessary, advisable or required in order to further the intent and purposes of this Agreement, including the Executive’s resignations and transitions contemplated hereby.
     5. Cooperation. Executive covenants and agrees that, as reasonably requested by the Company, he will promptly and fully respond to all inquiries from the Company and its representatives concerning any accounting, legal, or administrative matters concerning the Company. Executive further agrees that he will promptly and fully comply with any reasonable request by the Company or its representatives asking for Executive’s testimony or other evidence in any legal or administrative proceeding, or in connection with any claims or demands, concerning the Company. The Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with any cooperation provided under this Section 5; provided, that, in the case of any expense exceeding $250.00, the Company shall have approved such expense in advance; provided, further, that, in each case, Executive submits appropriate backup documentation for such expenses.
     6. Special Payments. The Company, in full and final settlement of any and all claims as set forth in this Agreement, and as consideration for this Agreement, will provide

Executive with the payments and benefits set forth in this Paragraph 6, which payments and benefits Executive acknowledges and agrees exceeds any payment or benefit to which Executive might otherwise be entitled:
(a)	The Company shall pay Executive on September 28, 2007, one special payment in the amount of Seventy Thousand Dollars and No Cents ($70,000.00).

(b)	Executive shall be entitled to any rights guaranteed by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”). In the event Executive elects to receive health insurance coverage in accordance with COBRA, the Company shall pay, on behalf of Executive, any required premiums for such coverage, for any period in which Executive remains eligible for such COBRA benefits, through the earlier of (i) March 31, 2008, and (ii) the date at which Executive becomes eligible for group health insurance though any employer or professional affiliation other than the Company. Premium and other payments required for any further continued health insurance coverage, in accordance with COBRA, shall be the sole responsibility of Executive.
     7. Release.
          (a) Executive, in consideration of the monies and other consideration paid to him pursuant to this Agreement, releases and forever discharges the Company and the Company’s current, former, and future controlling shareholders, subsidiaries, affiliates, related companies, divisions, directors, trustees, officers, employees, agents, attorneys, successors, and assigns (and the current, former and future controlling shareholders, directors, trustees, officers, employees, agents, and attorneys of such controlling shareholders, subsidiaries, affiliates, related companies and divisions), and all persons acting by, through, under, or in concert with any of them (the Company, and the foregoing other persons and entities are hereinafter defined separately and collectively as the “Releasees”), from all actions, causes of action, claims, and demands whatsoever, whether known or unknown, in law or equity, whether statutory or common law, whether federal, state, local, or otherwise, including, but not limited to, any claims related to, or arising out of any aspect of Executive’s employment with the Company, any agreement concerning such employment, or the termination of such employment, including, but not limited to, any and all claims of wrongful discharge or breach of contract, any and all claims for equitable estoppel, any and all claims for employee benefits, including, but not limited to, any and all claims under the Employee Retirement Income Security Act of 1974, as amended, the Family and Medical Leave Act of 1993, and any and all claims of employment discrimination on any basis or of unlawful retaliation, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended, under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), under the Civil Rights Act of 1866, 42 U.S.C. § 1981, as amended, under the Americans With Disabilities Act of 1990, under the Civil Rights Act of 1991, under the Sarbanes-Oxley Act of 2002, under the Immigration Reform and Control Act of 1986, as amended, under the New York State Labor Law, as amended, under the New York State Human Rights Law, as amended, and under the New York City Human Rights Law, as amended; and any claim for attorneys’ fees, experts’ fees, disbursements or costs; which against the Releasees, Executive, Executive’s heirs, executors, administrators, or assigns ever had, now have, or hereafter may have, by reason of any matter, cause, or thing whatsoever from the beginning of the world to the date of Executive’s execution of this Agreement.
          (b) Notwithstanding anything to the contrary set forth in subsection (a) of this Section 7, the Company and Executive agree that, by entering into this Agreement: (x) Executive does not waive rights or claims that may arise after the date the Agreement is executed; or (y) Executive does not waive or release the Releasees, or any of them, from claims that may arise under this Agreement.
     8. Covenants Against Suit, Claims, etc.
          (a) Except as otherwise provided in Paragraphs 8(b) and 17 of this Agreement, Executive represents and warrants that he has never commenced or filed, and Executive covenants and agrees never to commence, file, aid, or in any way prosecute or cause to be commenced or prosecuted, any claims or actions against the Releasees or any of them.
          (b) Executive further acknowledges, represents, and warrants that Executive has not reported any purported improper, unethical or illegal conduct or activities to any supervisor, manager, agent or other representative of the Company or to any member of the Company’s legal or compliance personnel. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or restrict Executive from (i) making any disclosure of information required by law; (ii) providing information to, or testifying or otherwise assisting in, any investigation or proceeding brought by any federal, state or local regulatory or law enforcement agency or legislative body, any self-regulatory organization, or the Company’s legal or compliance personnel or to legal advisers and consultants retained by Executive for such purposes; or (iii) testifying, participating in or otherwise assisting in a proceeding relating to an alleged violation of the Sarbanes-Oxley Act of 2002, or any federal, state or municipal law relating to fraud or any rule or regulation of the Securities and Exchange Commission, or any self-regulatory organization.
          (c) Executive covenants and agrees that, at any time after the date of this Agreement, he will not disparage the reputation of the Company or its directors, officers or employees, directly or indirectly, through verbal or written communications or innuendo.
     9. Post-Separation Services. During the period beginning the day after the Separation Date (or, if applicable, the Earlier Separation Date) and continuing through and including December 31, 2007, Executive shall make himself available, telephonically or by Internet, to provide advice and consultation regarding the business and operations of the Company, as the Company’s Chief Executive Officer may specify from time to time in his sole discretion (together, the “Services”). Executive will provide the Services at such times and in such manner as the Company shall reasonably request. The relationship between the Company and Executive after the Separation Date (or, if applicable, the Earlier Separation Date), will be that of independent contractors, and both the Company and Executive will represent, and will cause their respective officers, employees, agents and representatives to represent, to third parties that the Executive’s capacity hereunder is that of a “consultant” or “advisor”, so as to clearly differentiate his status as such from that of an employee or officer of the Company. Neither Party shall be the agent of the other for any purpose whatsoever, have power or authority to

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make or give any promise, to execute any contract or otherwise create, or assume any liability or obligation in the name of or on behalf of the other Party. The Company shall reimburse Executive for any reasonable out-of-pocket expenses incurred in connection with providing the Services under this Section 9; provided, that, in the case of any expense exceeding $250.00, the Company shall have approved such expense in advance; provided, further, that, in each case, Executive submits appropriate backup documentation for such expenses.
     10. Confidential Information.
          (a) Executive shall keep confidential, and shall not hereafter, directly or indirectly, appropriate for his own use, or disclose, furnish or make available to any person, firm, corporation, governmental agency, or other entity, any trade secret, proprietary information, or confidential information of the Company, including, but not limited to, information relating to trade secrets, processes, methods, pricing strategies, customer lists, customer contacts, marketing and sales plans, promotion and sponsorship plans, licensing plans and agreements, programming content, broadcast materials, coach and athlete arrangements, costs and pricing data, financial reports, strategic plans, and other confidential business matters (collectively, “Confidential Information”). Executive shall keep the terms, amount, and fact of this Agreement confidential, and shall not hereafter disclose any information concerning this Agreement to any person, firm, corporation, governmental agency, or other entity, without the prior written consent of the Company; provided, however, the Executive may disclose such information to its financial, tax and legal advisors.
          (b) Notwithstanding anything to the contrary set forth in this Agreement, the term “Confidential Information” as used in this Agreement shall not include any information that is or was: (i) already known to Executive on a non-confidential basis at the time that it was disclosed to Executive as demonstrated by his pre-existing, contemporaneous written records demonstrating such knowledge; (ii) in the public domain through no fault or wrongful act of Executive; or (iii) approved for public release by express written authorization of the Company.
          (c) Notwithstanding anything to the contrary set forth in this Agreement, Executive shall be entitled to disclose Confidential Information to the extent required by any applicable law, rule or regulation or governmental, regulatory or supervisory agency, body or authority; provided, however, that the Executive shall have given the Company prior written notice of any such request or requirement (including the terms of, and circumstances surrounding, such request) so that the Company may seek (at its own expense) an appropriate protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 10. If such order or other remedy is not obtained, or the Company waives in writing compliance with the provisions of this Section 10 in that specific instance, the Executive will disclose only that portion of the Confidential Information which it is legally required to disclose, and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such Confidential Information.
     11. Indemnification.
          (a) Executive agrees to indemnify and hold harmless each and all of the Releasees from and against any and all loss, cost, damage, or expense, including, but not limited to, attorneys’ fees, incurred by the Releasees, or any of them, arising out of any breach by Executive of this Agreement, the fact that any representation made by Executive in this Agreement was false when made, Executive’s failure to pay any applicable taxes timely and fully, and any liability assessed against the Company by any governmental entity due to the Agreement’s characterization of the Company’s payments to Executive.
          (b) The Company expressly covenants and agrees that Executive shall be entitled to indemnification and advancement of expenses as and to the extent provided in the Certificate of Incorporation and Bylaws of the Company, each as amended from time to time, but in no case shall Executive receive less than the level of indemnification and advancement of expenses accorded to officers and directors under the Delaware General Corporation Law. In furtherance but not in limitation of the foregoing entitlement, the Company represents and warrants that prior to the Separation Date (or the Earlier Separation Date, if applicable), Executive shall be covered by director and officer liability insurance policies that the Company may have in force during the term of this his employment, subject in all cases to the terms, conditions and limitations of such policies.
     12. No Admissions. This Agreement shall not in any way be construed as an admission by the Company or Executive of any liability, or of any wrongful acts whatsoever against each other or any other person.
     13. Statutory Provisions. Notwithstanding any other provision of this Agreement to the contrary:
          (a) The Company and Executive agree that this Agreement shall not affect the rights and responsibilities of the U.S. Equal Employment Opportunity Commission (the “EEOC”) to enforce the ADEA and other laws, and further agree that this Agreement shall not be used to justify interfering with Executive’s protected right to file a charge or participate in an investigation or proceeding conducted by the EEOC. The Company and Executive further agree that Executive knowingly and voluntarily waives all rights or claims (that arose prior to Executive’s execution of this Agreement) Executive may have against the Releasees, or any of them, to receive any benefit or remedial relief (including, but not limited to, reinstatement, back pay, front pay, damages, and attorneys’ fees) as a consequence of any charge filed with the EEOC, and of any litigation concerning any facts alleged in any such charge.
          (b) The Company and Executive agree that, for a period of seven (7) days following the execution of this Agreement, Executive has the right to revoke this Agreement by written notice to Michael C. Keefe, President, Legal and Business Affairs, at the Company’s address above. The Company and Executive further agree that this Agreement shall not become effective or enforceable until the eighth (8th) day after the execution of this Agreement; and that in the event Executive revokes this Agreement prior to the eighth (8th) day after the execution of this Agreement, this Agreement, and the promises contained in this Agreement, shall automatically be deemed null and void.

          (c) The Company hereby advises and urges Executive in writing to consult with an attorney prior to executing this Agreement. Executive represents and warrants that the Company gave Executive a period of twenty-one (21) days in which to consider this Agreement before executing this Agreement. Executive has knowingly, voluntarily and intentionally waived his entitlement to a period of twenty-one (21) days in which to consider this Agreement before executive this Agreement.
          (e) Executive’s acceptance of the monies paid by the Company, as described in Paragraph 6 of this Agreement, at any time more than seven (7) days after the execution of this Agreement shall constitute an admission by Executive that Executive did not revoke this Agreement during the revocation period of seven (7) days; and shall further constitute an admission by Executive that this Agreement has become effective and enforceable.
          (f) If Executive executed this Agreement at any time prior to the end of the twenty-one (21) day period that the Company gave Executive in which to consider this Agreement, such early execution was a knowing and voluntary waiver of Executive’s right to consider this Agreement for twenty-one (21) days, and was due to Executive’s belief that Executive had ample time in which to consider and understand this Agreement, and in which to review this Agreement with an attorney.
          (g) This Agreement shall not affect or be used to interfere with Executive’s protected right to test in court, under the Older Worker Benefit Protection Act, or like statute or regulation, the validity of the waiver of rights set forth in this Agreement.
     14. Jurisdiction; Venue. Executive and the Company agree that any suit, action, or proceeding relating to or arising out of this Agreement, the breach of this Agreement, or Executive’s rendering of services to the Company, shall be brought in the United States District Court for the Southern District of New York or in a state court having jurisdiction located in the State of New York, County of New York, and not in or before any other court, agency or other tribunal. Each Party hereby irrevocably consents to the exercise of personal jurisdiction over such Party by the respective foregoing forum courts, agrees that venue shall be proper in such forum courts, and irrevocably waives and releases any and all defenses based on lack of personal jurisdiction, improper venue and/or forum non conveniens. Executive and the Company respectively waive any right each may have to a jury trial in any suit, action or proceeding relating to or arising out of this Agreement, the breach of this Agreement, or Executive’s rendering of services to the Company after his execution of this Agreement. This Agreement shall be deemed to have been made at New York, New York and shall be interpreted, construed, and enforced pursuant to the laws of the State of New York, without regard to conflicts of law principles.
     15. KNOWING AND VOLUNTARILY EXECUTION. EXECUTIVE EXPRESSLY ACKNOWLEDGES, REPRESENTS, AND WARRANTS THAT HE HAS CAREFULLY READ THIS AGREEMENT AND GENERAL RELEASE; THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND SIGNIFICANCE OF THIS AGREEMENT AND GENERAL RELEASE; THAT HE HAS HAD AMPLE TIME TO CONSIDER AND NEGOTIATE THIS AGREEMENT AND GENERAL RELEASE; THAT THE COMPANY HAS ADVISED AND URGED EXECUTIVE TO CONSULT WITH, AND

EXECUTIVE IN FACT HAS CONSULTED WITH AND RECEIVED ADVICE FROM, AN ATTORNEY CONCERNING THIS AGREEMENT AND GENERAL RELEASE; THAT EXECUTIVE HAS HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT AND GENERAL RELEASE WITH AN ATTORNEY; AND THAT EXECUTIVE HAS EXECUTED THIS AGREEMENT AND GENERAL RELEASE VOLUNTARILY, KNOWINGLY, AND WITH SUCH ADVICE FROM AN ATTORNEY AS EXECUTIVE DEEMED APPROPRIATE.
     16. Miscellaneous Provisions.
          (a) Within seven (7) business days after the execution of this Agreement, the Board of Directors and Executive shall negotiate in good faith to prepare a form of a written joint announcement to be delivered to all manager-level employees and higher, disclosing the transition status of Executive pursuant to this Agreement and identifying the Chief Executive Officer of the Company as the member of executive management to whom questions from employees shall be solely directed. The failure to agree upon a form of announcement within the prescribed period of time shall not (i) be a breach of this Agreement, (ii) entitle any Party to terminate this Agreement or revoke or rescind any provisions hereof, (iii) give rise to any damages, or (iv) entitle any Party to refuse to perform any of such Party’s obligations hereunder.
          (b) Should any provision of this Agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining provisions shall not be affected thereby and said illegal or invalid provision shall be deemed not to be a part of this Agreement.
          (c) This Agreement sets forth the entire agreement between the Parties hereto, fully supersedes any and all prior agreements or understandings between the Parties hereto pertaining to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing, signed by both the Chief Executive Officer of Company and Executive.
          (d) This Agreement shall inure to the benefit of Company, its affiliates and subsidiaries and its and their respective successors and assigns (including, without limitation, the purchaser of all or substantially all of any such entity’s assets) and shall be binding upon Company and its successors and assigns. This Agreement also shall inure to the benefit of and be binding upon Executive and Executive’s heirs, administrators, executors and assigns. Executive may not assign or delegate Executive’s duties under this Agreement without the prior written consent of Company.
          (e) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, faxed, e-mailed or sent by nationally recognized overnight courier service (with next business day delivery requested). Any such notice or communication shall be deemed given and effective, in the case of personal delivery, upon receipt by the other Party, in the case of faxed or e-mailed notice, upon transmission of the fax or e-mail (provided evidence of such transmission is retained), in the case of a courier service, upon the next business day after dispatch of the notice or communication. Such notices, instruments, or communications shall be addressed as follows:

(i) If to the Company:
International Fight League, Inc.
424 West 33rd Street, Suite 650
New York, New York 10001
Attn: President, Legal and Business Affairs
Fax: 212.564.6546
(ii) If to Executive:
Salvatore A. Bucci
160 Cobbler Lane
Southbury, CT 06488
Fax: 203.264.5732
With a copy to:
McCarter & English, LLP
CityPlace I, 36th Floor
185 Asylum Street
Hartford, Connecticut 06103
John A. Brunjes, Esq.
Fax: 860.560.5916
Service of process in connection with any suit, action or proceeding may be served on each Party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Any of the above addresses may be changed, from time to time, by the applicable addressee giving written notice of such change to each of the other addressees set forth above, and such change(s) shall not be considered an amendment of this Agreement requiring execution as provided in Section 14(c).
          (f) The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.
          (g) The Section headings in this Agreement are for the convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit or affect any provision hereof.
          (h) This Agreement may be executed in one more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile signatures shall be acceptable as evidence of the original execution by each Party or its duly authorized representative.
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     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

INTERNATIONAL FIGHT LEAGUE, INC.

By:	/s/ Gareb Shamus	/s/ Salvatore A. Bucci

Name:	Gareb Shamus	SALVATORE A. BUCCI
Title:	Chief Executive Officer

SCHEDULE A